UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 18, 2019
(Date of earliest event reported: March 18, 2019)

REVLON CONSUMER PRODUCTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

On March 18, 2019, Revlon, Inc. (“Revlon”), the parent company of Revlon Consumer Products Corporation (“RCPC” and together with Revlon and its subsidiaries, the “Company”), issued a press release announcing the Company’s unaudited earnings results for the fourth quarter and full-year 2018 and disclosed in a Form 12b-25 that the Company requires additional time to finalize management’s assessment and the audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. Revlon also announced that the Company expects to disclose in its 2018 Form 10-K that it identified a material weakness in its internal control over financial reporting as of year-end 2018, primarily related to the lack of design and maintenance of effective controls in connection with the previously-disclosed implementation of its enterprise resource planning system in the U.S.

RCPC is a “non-accelerated filer” within the meaning of the SEC’s rules and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is not due to be filed with the SEC until April 1, 2019. RCPC will file its 2018 Form 10-K by this deadline. RCPC also expects to disclose in its 2018 Form 10-K that it identified a material weakness in its internal control over financial reporting as of year-end 2018 for the same reasons as described above with respect to the Company’s material weakness.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be "furnished" to the SEC and not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: March 18, 2019